PROXY

REVOCABLE PROXY
UMPQUA HOLDINGS CORPORATION
SPECIAL MEETING OF SHAREHOLDERS
JULY 7, 2004

Proxy Solicited by the Board of Directors

The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of special meeting of shareholders to be held on July 7, 2004 and the joint proxy statement-prospectus dated May 17, 2004. The undersigned hereby appoints Raymond P. Davis and Allyn C. Ford, and each of them, proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares of common stock of Umpqua Holdings Corporation at the special meeting to be held on July 7, 2004, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  Detach here from proxy voting card.  ▲

You can now access your Umpqua Holdings account online.

Access your Umpqua Holdings shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Umpqua Holdings, now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	AGAINST	ABSTAIN
1.	To approve the principal terms of the merger contemplated by the Agreement and Plan of Reorganization dated March 13, 2004, by and among Umpqua Holdings Corporation, Humboldt Bancorp, Umpqua Bank and Humboldt Bank. If approved, Umpqua Holdings Corporation would merge with Humboldt Bancorp, and Humboldt Bancorp shareholders would receive one share of Umpqua Holdings Corporation common stock for each share of Humboldt Bancorp common stock held.	☐	☐	☐

The Board of Directors of Umpqua Holdings Corporation has unanimously voted in favor of the Agreement and Plan of Merger and recommends you vote to approve the proposal. The shares represented by this proxy will be voted as specified above, but if no specification is made, this proxy will be voted FOR the merger proposal. Either or both proxies (or substitutes) present at the meeting may exercise all powers granted hereby. It is not anticipated that any matters other than those described in the joint proxy statement-prospectus will be presented at the special meeting. If any other matters are presented, the proxies are authorized to vote upon such other matters in their discretion.

Signature	Signature	Date	, 2004

Please date and sign exactly as your name appears on your stock certificate(s) (which should be the same as the name of the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.

▲ Detach here from proxy voting card  ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting are available through 11:59 Eastern Time, July 6, 2004

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/umpq		1-800-435-6710		Mark, sign and date
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at: http://www.umpquabank.com